     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1997



                                                REGISTRATION NO. 333-30175

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                AMENDMENT NO. 1

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                           SMITH BARNEY HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ------------------

                     DELAWARE                                          06-1274088
          (STATE OR OTHER JURISDICTION OF                             (IRS EMPLOYER
          INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                              388 GREENWICH STREET
                               NEW YORK, NY 10013
                                 (212) 816-6000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                                 A. GEORGE SAKS

                           SMITH BARNEY HOLDINGS INC.
                                GENERAL COUNSEL
                              388 GREENWICH STREET
                               NEW YORK, NY 10013
                                 (212) 816-6000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable and from time to time on or after the effective date of this Registration Statement.
                               ------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                               ------------------




    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              ------------------


    Pursuant to Rule 429, the Prospectus contained in this Registration Statement will also be used in connection with the offering of up to $234,012,465 principal amount of the Debt Securities previously registered pursuant to the Company's Registration Statement (File No. 333-17831) and not issued. In the event any such previously registered Debt Securities are offered prior to the effective date of this Registration Statement, they will not be included in any Prospectus hereunder.


================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JULY 15, 1997


PROSPECTUS

                           SMITH BARNEY HOLDINGS INC.
                                DEBT SECURITIES
                               ------------------


     Smith Barney Holdings Inc. (the "Company") may offer from time to time its debt securities (the "Securities") at an aggregate initial offering price not expected to exceed $750,000,000 (or the equivalent in foreign denominated currencies or composite currencies, based on the applicable exchange rate at the time of offering), on terms to be determined by the Company at the time of sale. When a particular series of Securities is offered (the "Offered Securities"), a supplement to this Prospectus (the "Prospectus Supplement") will be delivered with this Prospectus setting forth with respect to such series: the specific designation, aggregate principal amount, maturity, purchase price, denominations, currency, rate (which may be fixed or variable) and time of payment of any interest, any sinking fund, any terms of redemption at the option of the Company or the holder, any listing on a securities exchange and any other variable terms.


                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ------------------

     The Offered Securities sold by the Company will be sold directly, or through agents designated from time to time, or through underwriters or dealers, which may be a group of underwriters represented by one or more firms. If any agents of the Company or any underwriters are involved in the sale by the Company of Offered Securities, the names of such agents or underwriters and any applicable fee, commission, purchase price or discount arrangements with them will be set forth, or will be calculable from the information set forth, in the Prospectus Supplement. The net proceeds to the Company from such sale will be set forth in the Prospectus Supplement. The Company may also sell Offered Securities directly to investors on its own behalf. This Prospectus, together with an appropriate Prospectus Supplement, may also be used by Smith Barney Inc. ("Smith Barney"), a subsidiary of the Company, in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions.

            , 1997

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR SMITH BARNEY. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THE PROSPECTUS SUPPLEMENT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF.

                               ------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Certain of the Company's debt securities are listed on the New York Stock Exchange, Inc. (the "NYSE") and such reports and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
                               ------------------

     The Company has filed with the Commission Registration Statements on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the Securities. For further information with respect to the Company and the Securities, reference is made to the Registration Statements and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statements, each such statement being qualified in all respects by such reference.
                               ------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

          1. Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996.

          2. Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 1997.


        3. Current Reports of the Company on Form 8-K dated January 21, 1997, March 6, 1997, March 6, 1997, March 10, 1997, May 14, 1997, July 9,
           1997 and July 15, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of Offered Securities hereby and (ii) the date on which Smith Barney ceases offering and selling Offered Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in an accompanying Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statements of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013;
Attention: Treasurer; telephone (212) 816-6000.

                                  THE COMPANY

     The Company provides investment banking, asset management, brokerage and other financial services through its wholly owned subsidiaries. Its principal operating subsidiary is Smith Barney, an investment banking, securities trading and brokerage firm that traces its origins back to 1873. As of March 31, 1997, the Company employs approximately 10,500 financial consultants operating out of approximately 443 branch offices.

     The Company is an investment banking and securities trading and brokerage firm serving United States and foreign corporations, governments and institutional and individual investors. Its business includes securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research, and other related activities.

     The Company's investment banking services include the underwriting of debt and equity issues for United States and foreign corporations and for state, local and other governmental and government sponsored authorities. Frequently, the Company acts as managing underwriter in corporate and public securities offerings. The Company also acts as a private placement agent for various clients and as such helps to place securities for clients with large institutions and other qualified investors. The Company also provides financial advice to investment banking clients on a wide variety of transactions including mergers and acquisitions, exchanges of securities and corporate restructurings.

     The Company provides discretionary and non-discretionary asset management and consulting services to a wide array of mutual funds and institutional and individual investors, with respect to domestic and foreign equity and debt securities, municipal bonds, money market instruments, and related options and futures contracts. The Company typically receives ongoing fees from its asset management and consulting clients, generally stated as a percentage of the client's assets with respect to which the Company's services are rendered. At March 31, 1997, such client assets in the aggregate exceeded $115 billion.

     The Company is a wholly owned subsidiary of Travelers Group Inc. ("Travelers Group"), a financial services holding company engaged, through its subsidiaries, principally in four business segments: (i) Investment Services (through the Company); (ii) Consumer Finance Services; (iii) Property & Casualty Insurance Services; and (iv) Life Insurance Services. The periodic reports of Travelers Group provide additional business and financial information concerning that company and its consolidated subsidiaries.

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone (212) 816-6000. The Company was incorporated in Delaware in 1989.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                             THREE
                                            MONTHS
                                             ENDED               YEAR ENDED DECEMBER 31,
                                           MARCH 31,     ----------------------------------------
                                             1997        1996     1995     1994     1993     1992
                                           ---------     ----     ----     ----     ----     ----
    Ratio of earnings to fixed charges...     1.87       1.93     1.71     1.81     2.68     2.06

---------------

     The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying Prospectus Supplement with respect to the proceeds from the sale of any particular Offered Securities, the Company intends to apply the net proceeds from the sale of Offered Securities for general corporate purposes, which may include capital contributions to subsidiaries of the Company and/or the reduction or refinancing of borrowings of the Company or its subsidiaries. In order to fund its investment brokerage business, the Company expects to incur additional indebtedness in the future.

                           DESCRIPTION OF SECURITIES

     The following description of the terms of the Securities sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms of the Securities offered by any Prospectus Supplement (the "Offered Securities") and the extent, if any, to which such general provisions may apply to the Securities so offered will be described in the Prospectus Supplement relating to such Securities.

     The Securities will be issued under an indenture, between the Company and a trustee, that has been or will be filed as an exhibit to or incorporated by reference in the Registration Statements of which this Prospectus forms a part. Unless otherwise indicated in an accompanying Prospectus Supplement, the Securities will be issued under an Indenture dated as of May 15, 1993, between the Company and Citibank, N.A., as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 1, 1993, between the Company and the Trustee and the Second Supplemental Indenture dated as of December 12, 1996, between the Company and the Trustee (the indenture as so supplemented is hereinafter referred to as the "Indenture"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, a copy of which has been incorporated by reference or filed as an exhibit to the Registration Statements of which this Prospectus forms a part. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the Indenture. Parenthetical section references refer to sections of the Indenture.

GENERAL

     The Securities will be unsecured general obligations of the Company. As a holding company, the Company's sources of funds are derived principally from advances and dividends from subsidiaries, certain of which are subject to regulatory considerations, and from sales of assets and investments. The Indenture provides that the Securities and other unsecured debt securities of the Company, without limitation as to aggregate principal amount, may be issued in one or more series, and a single series may be issued at various times, with different maturity dates and different interest rates, in each case as authorized from time to time by the Company. One or more series of the Securities may be issued with the same or various maturities at par or at a discount.

     Reference is made to the Prospectus Supplement relating to a particular series of Securities for the following terms, where applicable, of the Offered
Securities:

          (1) the designation of the Offered Securities;

          (2) any limit on the aggregate principal amount of the Offered Securities and, if applicable, the method for determining the amount of principal payable at maturity;

          (3) the date or dates on which the principal of, and premium, if any, on the Offered Securities shall be payable, or the method by which such date or dates shall be determined;

          (4) the rate or rates (which may be fixed or variable) at which the Offered Securities shall bear interest, if any, the date or dates from which any such interest shall accrue, or the method by which such rate or rates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

          (5) the place or places where the principal of, premium, if any, and interest on the Offered Securities shall be payable;

          (6) if applicable, the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, at the option of the Company;

          (7) the obligation, if any, of the Company to redeem or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (8) any special provisions relating to the issuance of any Bearer Securities of any series;

          (9) if other than Dollars, the currency of denomination of the Offered Securities, and the currency or currencies in which payment of the principal of, premium, if any, and interest on the Offered Securities will be made;

          (10) any deletions from, modifications of or additions to the Events of Default or covenants of the Company set forth in the Indenture pertaining to the Offered Securities;

          (11) the form of the Offered Securities and Coupons, if any, and if the Offered Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

          (12) whether the Offered Securities shall be issued in whole or in part in global form, including Book-Entry Securities, and the Depositary for such Global Securities; and

          (13) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture (SECTION 301).

     Under the Indenture, the Company may authorize the issuance and provide the terms of a series of Securities pursuant to a supplemental indenture or pursuant to a resolution of its Board of Directors, any duly authorized committee of the Board or any committee of officers or other representatives of the Company duly authorized by the Board of Directors for such purpose. The provisions of the Indenture provide the Company with the ability, in addition to the ability to issue Securities with terms different from those of Securities previously issued, to "reopen" a previous issue of a series of Securities and to issue additional Securities of such series.

     The Securities will be issuable as Registered Securities, as Bearer Securities or both. Securities of a series may be issuable in the form of one or more Global Securities, as described below under "Global Securities." Unless otherwise provided in the Prospectus Supplement accompanying this Prospectus, Registered Securities denominated in United States dollars will be issued only in denominations of $1,000 or any integral multiple thereof, and Bearer Securities denominated in United States dollars will be issued only in denominations of $5,000 or any integral multiple thereof (SECTION 302). The Prospectus Supplement relating to Offered Securities denominated in a foreign or composite currency will specify the denomination thereof (SECTION 302).

DENOMINATIONS, REGISTRATION AND TRANSFER

     At the option of the Holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured Coupons, except as provided below) of any series will be exchangeable into an equal aggregate principal amount of Registered Securities or Bearer Securities of the same series (with the same interest rate and maturity date), and Registered Securities of any series will be exchangeable into an equal aggregate principal amount of Registered Securities of the same series (with the same interest rate and maturity date), of different authorized denominations. If a Holder surrenders Bearer Securities in exchange for Registered Securities between a Regular Record Date or, in certain circumstances, a Special Record Date, and the relevant Interest Payment Date, such Holder will not be required to surrender the Coupon relating to such interest payment date. Registered Securities may not be exchanged for Bearer Securities (SECTION 305).

     Securities may be presented for exchange, and Registered Securities (other than a Global Security) may be presented for registration of transfer, at the office of any transfer agent or at the office of the Security Registrar. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. All Registered Securities presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Company and the Security Registrar duly executed by, the Holder or his attorney duly authorized in writing (SECTION 305). Bearer Securities will be transferable by delivery.

     Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. If the Offered Securities are Original Issue Discount Securities, the special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. As defined in the Indenture, "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof (SECTIONS 101 AND 502).

PAYMENT AND PAYING AGENTS

     Payment of principal of and premium, if any, on Registered Securities (other than a Global Security) will be made in the designated currency against surrender of such Securities at the principal corporate trust office of the Trustee in The City of New York. Unless otherwise indicated in the Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Security is registered at the close of business on the Regular Record Date for such interest. Unless otherwise indicated in the Prospectus Supplement, payments of such interest will be made at the principal corporate trust office of the Trustee in The City of New York, or by a check mailed to the Holder at such Holder's registered address (SECTIONS 307 AND 901).

     Payment of principal of and premium, if any, and interest on Bearer Securities will be payable in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time.

The paying agents outside the United States initially appointed by the Company for a series of Securities will be named in the Prospectus Supplement. The Company may terminate the appointment of any of the paying agents from time to time, except that the Company will maintain at least one paying agent in The City of New York for payments with respect to Registered Securities and such other paying agents as shall be required (SECTION 902).

     All moneys paid by the Company to a paying agent for the payment of principal of or premium, if any, or interest on any Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company together with interest accrued thereon, if any, and the Holder of such Security or any Coupon appertaining thereto will thereafter look only to the Company for payment thereof (SECTION 903).

GLOBAL SECURITIES

     The Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series (SECTION 301 AND 303).

     The specific terms of the depository arrangement with respect to a series of Offered Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in any accompanying Prospectus Supplement, the following provisions will apply to any depository arrangements.

     Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Except as set forth below or in an accompanying Prospectus Supplement, Global Securities may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

     DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Commission.

     Upon the issuance by the Company of a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of participants. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in Global Securities will be shown on, and the transfer of such interests will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) or by participants or persons that may hold interests through participants (with respect to beneficial interests of beneficial ownership). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in Global Securities.

     So long as DTC or its nominee is the registered owner of the Global Securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Securities for all purposes under the Indenture. Except as provided in an accompanying Prospectus Supplement, owners of beneficial interests in Global Securities will not be entitled to have Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of such Securities in certificated form and will not be considered the owners or holders thereof under the Indenture.

COVENANTS

     Limitations on Liens. The Company has agreed that it will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that each series of Securities issued under the Indenture (together with, if the Company shall so determine, any other indebtedness or obligations of the Company or any Subsidiary ranking equally with such Securities and then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary (SECTION 905).

     Limitations on Mergers and Sales of Assets. The Company may not consolidate or merge with or into any other corporation or sell, lease, transfer or otherwise dispose of all or substantially all its assets to another Person unless (a) the successor Person (if other than the Company) is organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and assumes payment of the principal of and interest on the Securities and the performance and the observance of the Indenture and (b) such successor Person (or the Company) shall not, immediately after such merger or consolidation, be in default in the performance of any covenant or condition of the Indenture (SECTION 701).

     Limitation on Indebtedness of a Subsidiary. As of September 1, 1993, the First Supplemental Indenture, among other things, added a covenant of the Company to the effect that for so long as any Securities are Outstanding, the Company will not permit Smith Barney (Delaware) Inc. (formerly Smith Barney Inc.), one of its Subsidiaries, to incur or suffer to exist any Indebtedness (SECTION 908).

     Certain Definitions. The term "Indebtedness" means any and all obligations of a corporation for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such corporation as a liability on the date as of which Indebtedness is to be determined. The term "Significant Subsidiary" means a Subsidiary, including its Subsidiaries, which meets any of the following conditions: (a) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (b) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year. The term "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. The term "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, provided that, for the purposes of such definition, capital stock which carries only the right to vote conditioned on the happening of an event shall not be considered voting stock whether or not such event shall have happened (SECTIONS 101 AND 905).

     The use of the term "all or substantially all" in Indenture provisions such as the covenant regarding the limitations on mergers and sales of assets has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person, which uncertainty should be considered by prospective purchasers of Offered Securities.

MODIFICATION AND WAIVER OF THE INDENTURE

     Modifications and amendments to the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Security issued under the Indenture, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Security, (c) reduce the amount of principal of any Original Issue Discount Security payable upon acceleration of the Maturity thereof, (d) change the coin or currency in which any Securities or premium, if any, or interest, if any, thereon is payable, or (e) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (SECTION
802).

     Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holder to evidence a successor to the Company, to add to the Company's covenants or Events of Default, to permit or facilitate Securities to be issued by book-entry or in bearer form or relating to the place of payment thereof, to provide for a successor trustee, to establish forms or terms of Securities, to change or eliminate any provision not adversely affecting any interests of Holders of Outstanding Securities in any material respect or to cure any ambiguity or inconsistency (SECTION 801).

     The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture (SECTION 906). The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive any past default under the Indenture with respect to Securities of that series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, any Security of that series or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected (SECTION 511).

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture with respect to Securities of any series: (a) failure to pay principal of or premium, if any, on any Security of that series at its Maturity; (b) failure to pay any interest on any Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) any other defaults in the performance, or breach, of any covenant of the Company in the Indenture, continued for 60 days after written notice of such default or breach from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series; (e) the occurrence of a default in payment of any debt that results from borrowings in excess of $50,000,000 or any interest thereon, for a period longer than the specified period of grace, which default shall have resulted in acceleration of the maturity of such debt without such acceleration having been rescinded after due notice in writing to the Company of such default by the Trustee or by such notice to the Company and the Trustee by Holders of at least 10% of the principal amount of the Outstanding Securities of that series; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Securities of that series (SECTION 501).

     In accordance with applicable provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), the Trustee is required to give the Holders notice of all defaults known to the Trustee within 90 days after the occurrence thereof, in the manner and to the extent provided by the TIA. The TIA further provides that except in the case of default in the payment of the principal of or interest on any indenture security, or in the payment of any sinking fund or purchase fund installment, the Trustee shall not be required to give such notice if it determines that withholding the notice is in the interests of the indenture security holders.

     If an Event of Default with respect to Outstanding Securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration (SECTION 502). For information as to waiver of defaults, see "Modification of the Indenture," above. Reference is made to the Prospectus Supplement relating to each series of Offered Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that, subject to the provisions of the TIA, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity (Section
601). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series (SECTION 510).

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance (SECTION 907).

DEFEASANCE

     The Indenture provides that, if specified with respect to the Securities of a particular series, the Company (a) shall be discharged from its obligations in respect of the Securities of such series ("defeasance and discharge"), or (b) may cease to comply with the restrictive covenants ("covenant defeasance") in Article Seven (Consolidation, Merger or Sale), Section 905 (Limitations on Liens) and Section 908 (Limitation on Indebtedness of Smith Barney (Delaware) Inc. (formerly Smith Barney Inc.)), and any such omission shall not be an Event of Default with respect to the Securities of such series, in each case at any time prior to the Stated Maturity or redemption thereof, when the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Securities are denominated to pay the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the Securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series. Such defeasance and discharge and covenant defeasance are conditioned upon the Company's delivery of an opinion of counsel that the Holders of the Securities of such series will have no federal income tax consequences as a result of such deposit, and will be taxed in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. Upon such defeasance and discharge, the Holders of the Securities of such series shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the Securities of such series and replacement of lost, stolen or mutilated Securities and shall look only to such deposited funds or obligations for payment (SECTION 403).

CONCERNING THE TRUSTEE

     Citibank, N.A. is the Trustee under the Indenture. The Company and its affiliates have and may from time to time in the future have banking relationships with the Trustee in the ordinary course of business.

                              PLAN OF DISTRIBUTION

     The Company may offer the Securities in any of the following ways: (i) through underwriters or dealers; (ii) directly; (iii) through agents; or (iv) through a combination of any such methods of sale. The Prospectus Supplement with respect to an offering of Offered Securities will set forth the terms of such offering, including the name or names of any underwriters, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

     If underwriters are used in an offering of Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In connection with underwritten offerings of the Securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Securities originally sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

     Offered Securities also may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and the terms of any such agency (including any commissions payable by the Company to such agent) will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of Offered Securities, the Company may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Offered Securities among potential purchasers who are eligible to participate in the auction or offering of such Offered Securities, if so described in the applicable Prospectus Supplement.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     The anticipated date of delivery of Offered Securities will be as set forth in the Prospectus Supplement relating to the offering of such Securities.

     This Prospectus together with an applicable Prospectus Supplement may also be used by Smith Barney, a subsidiary of the Company, in connection with offers and sales of the Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions. Smith Barney has no obligation to make a market in any of the Securities and may discontinue any market-making activities at any time without notice, at its sole discretion. The Securities issued hereunder will be new issues of securities with no established trading market, and no assurance can be made as to the existence or liquidity of a trading market for such Securities.

     Smith Barney, a member of the NASD and an affiliate of the Company, may participate in distributions of the Offered Securities. Accordingly, the offerings of Offered Securities will conform with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding a NASD member firm's underwriting of securities of an affiliate.

     Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company and affiliates of the Company.

                                 ERISA MATTERS

     By virtue of the Company's affiliation with certain of its subsidiaries and certain subsidiaries of Travelers Group, including insurance company subsidiaries and Smith Barney, that provide services to many employee benefit plans, including investment advisory and asset management activities, the Company, Travelers Group and any direct or indirect subsidiary of either of them may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), with respect to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if the Securities are acquired by an employee benefit plan with respect to which the Company, Travelers Group or any direct or indirect subsidiary of either is a party in interest, unless such Securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the Securities should consult with its legal counsel.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by A. George Saks, Esq., General Counsel of the Company, Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013, or by counsel to be identified in the Prospectus Supplement. Mr. Saks, Executive Vice President, General Counsel and Secretary of Smith Barney, beneficially owns, or has rights to acquire under Travelers Group's employee benefit plans, an aggregate of less than 1% of Travelers Group Common Stock.

     The validity of the Offered Securities will be passed upon for the underwriters or agents by counsel to be identified in the Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Coopers & Lybrand L.L.P., independent auditors, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


        SEC registration fee..............................................  $156,360
        NASD registration fee.............................................    30,500
        Blue Sky fees and expenses........................................     5,000
        Printing..........................................................    75,000
        Legal fees and expenses...........................................    50,000
        Fees of Independent Auditors......................................    55,000
        Fee of Indenture Trustee..........................................    80,000
        Miscellaneous expenses............................................     3,140
                                                                            --------
                  Total expenses..........................................  $855,000
                                                                            ========


     Except for the SEC and NASD registration fees, all of the foregoing are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Article IX of the Company's Restated By-laws provides that the Company shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other enterprise as a director, officer or employee at the request of the Company or any subsidiary of the Company.

     Travelers Group Inc. also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Company and Smith Barney. This insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the Federal securities laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article FIFTH of the Company's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by the DGCL.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
  1.01   Form of Underwriting Agreement Basic Provisions, incorporated by reference to
         Exhibit 1.01 to the Company's Registration Statement on Form S-3 (File No. 33-70340)
         (the "Registration Statement").
  4.01   Indenture, dated as of May 15, 1993, between the Company and Citibank, N.A., as
         Trustee (the "Trustee"), incorporated by reference to Exhibit 4.01 to the Company's
         Registration Statement on Form S-3 (File No. 33-78010).
  4.02   First Supplemental Indenture, dated as of September 1, 1993, between the Company and the Trustee, incorporated by reference to Exhibit 4.02 to the Registration
         Statement.
  4.03   Second Supplemental Indenture, dated as of December 12, 1996, between the Company and the Trustee, incorporated by reference to Exhibit 4.03 to the Company's
         Registration Statement on Form S-3 (No. 333-17831).
  5.01   Opinion of A. George Saks, General Counsel of the Company, as to the legality of securities being registered.*
 12.01   Computation of ratio of earnings to fixed charges, incorporated by reference to
         Exhibit 12.01 to the Company's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1996 (File No. 1-12484) and to Exhibit 12.01 to the Company's Quarterly
         Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (File No. 1-12484).
 23.01   Consent of Coopers & Lybrand L.L.P., Independent Auditors.
 23.02   Consent of Counsel (included in Exhibit 5.01).*
 24.01   Powers of Attorney of certain directors of the Company.*
 25.01   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank,
         N.A., Trustee.*


---------------


Previously filed.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 15th day of July, 1997.


                                          SMITH BARNEY HOLDINGS INC.
                                          (Registrant)

                                          By:        /s/ JAMES DIMON
                                            ------------------------------------
                                                        James Dimon
                                                 Chairman of the Board and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of July, 1997.


                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

               /s/ JAMES DIMON                 Chairman of the Board, Chief Executive Officer
---------------------------------------------  (Principal Executive Officer) and Director
                 James Dimon

            /s/ CHARLES W. SCHARF              Executive Vice President and Chief Financial
---------------------------------------------  Officer
              Charles W. Scharf                (Principal Financial Officer)

             /s/ MICHAEL J. DAY                Executive Vice President and Controller
---------------------------------------------  (Principal
               Michael J. Day                  Accounting Officer)
                      *                        Director
---------------------------------------------
               Steven D. Black

                      *                        Director
---------------------------------------------
            James S. Boshart, III

                      *                        Director
---------------------------------------------
               Robert A. Case

                      *                        Director
---------------------------------------------
               Robert Druskin

                      *                        Director
---------------------------------------------
              Joan Guggenheimer

                      *                        Director
---------------------------------------------
              Robert H. Lessin

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------

                      *                        Director
---------------------------------------------
            William J. Mills, II

                      *                        Director
---------------------------------------------
               Jay Mandelbaum

                      *                        Director
---------------------------------------------
             Michael B. Panitch

                      *                        Director
---------------------------------------------
               A. George Saks

            /s/ CHARLES W. SCHARF              Director
---------------------------------------------
              Charles W. Scharf

                      *                        Director
---------------------------------------------
               Paul Underwood

             *By /s/ JAMES DIMON
---------------------------------------------
                 James Dimon
             (Attorney-in-fact)

                                 EXHIBIT INDEX


                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
NUMBER                                 DESCRIPTION                                     PAGE
------   ------------------------------------------------------------------------  -------------
  1.01   Form of Underwriting Agreement Basic Provisions, incorporated by reference to Exhibit 1.01 to the Company's Registration Statement on
         Form S-3 (File No. 33-70340) (the "Registration Statement").
  4.01   Indenture, dated as of May 15, 1993, between the Company and Citibank,
         N.A., as Trustee (the "Trustee"), incorporated by reference to Exhibit
         4.01 to the Company's Registration Statement on Form S-3 (File No.
         33-78010).
  4.02   First Supplemental Indenture, dated as of September 1, 1993, between the
         Company and the Trustee, incorporated by reference to Exhibit 4.02 to the Registration Statement.
  4.03   Second Supplemental Indenture, dated as of December 12, 1996, between the Company and the Trustee, incorporated by reference to Exhibit 4.03 to the Company's Registration Statement on Form S-3 (No. 333-17831).
  5.01   Opinion of A. George Saks, General Counsel of the Company, as to the
         legality of securities being registered.*
 12.01   Computation of ratio of earnings to fixed charges, incorporated by reference to Exhibit 12.01 to the Company's Annual Report on Form 10-K
         for the fiscal year ended December 31, 1996 (File No. 1-12484) and to
         Exhibit 12.01 to the Company's Quarterly Report on Form 10-Q for the
         fiscal quarter ended March 31, 1997 (File No. 1-12484).
 23.01   Consent of Coopers & Lybrand L.L.P., Independent Auditors.
 23.02   Consent of Counsel (included in Exhibit 5.01).*
 24.01   Powers of Attorney of certain directors of the Company.*
 25.01   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A., Trustee.*


---------------


* Previously Filed.